FOR RELEASE 4:30 PM EDT, TUESDAY, JUNE 10, 2008

Contact:                      Robert S. Tissue, Sr. Vice President and CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. ANNOUNCES NEW AGREEMENT TO ACQUIRE GREATER ATLANTIC FINANCIAL CORP.

MOOREFIELD, WV -- June 10, 2008 -- Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) today announced the signing of a new definitive agreement (the “Agreement”) to acquire Greater Atlantic Financial Corp. (Pink Sheets: GAFC.PK) (“Greater Atlantic”) headquartered in Reston, Virginia and the parent holding company of Greater Atlantic Bank (“GAB”).  As previously announced, Summit and Greater Atlantic had entered into a definitive merger agreement on April 12, 2007, but in April of this year Summit exercised its right to terminate that agreement.

The acquisition of Greater Atlantic will serve to expand significantly Summit’s presence in its existing Virginia markets along the I-81 Corridor and in Loudoun County, as well as to provide Summit the opportunity to move into adjacent, new markets in northern Virginia and Maryland.

Under the terms of the Agreement, each holder of a share of Greater Atlantic common stock is entitled to receive, subject to the limitations and adjustments set forth in the Agreement, the number of shares of Summit common stock equal to $4.00 divided by the average closing price of Summit’s common stock as reported on the NASDAQ Capital Market for the twenty (20) trading days before the closing of the merger.  In no event will each share of Greater Atlantic common stock be exchanged for more than 0.328625 of a share of Summit common stock.  If, at closing, Greater Atlantic’s shareholders’ equity, adjusted to exclude accumulated other comprehensive income or loss and the effect of removing the benefit of net operating loss carryforwards from the net deferred tax assets, is less than $4,214,000 (which equals Greater Atlantic’s shareholders’ equity at March 31, 2008), then the aggregate value of the merger consideration will be reduced one dollar for each dollar that Greater Atlantic’s adjusted shareholders’ equity is less than $4,214,000.  For purposes of determining Greater Atlantic’s adjusted shareholders’ equity at closing, Greater Atlantic’s shareholders’ equity at closing shall be increased by the actual monthly operating losses, up to $250,000 per month, incurred by Greater Atlantic after March 31, 2008 and before September 1, 2008, the fees accrued or paid to Greater Atlantic’s financial advisor, and the fees accrued or paid to Greater Atlantic’s legal counsel up to $150,000.

The acquisition is also conditioned upon the following at close of the transaction:  (a) Greater Atlantic and GAB having minimum regulatory capital ratios of:  Tier 1 (core) capital equal to 4.0%, Tier 1 risk-based capital equal to 4.0% and total risk-based capital equal to 8.0%; (b) GAB’s ratio of the sum of non-performing loans, other real estate owned and net loans charged off after March 31, 2008, to total consolidated assets not exceeding 2.78%; and (c) Greater Atlantic’s allowance for loan losses being adequate in accordance with generally accepted accounting principles and applicable regulatory guidance, as determined by Summit with the concurrence of Greater Atlantic’s independent auditors.

In addition to the receipt of Greater Atlantic shareholder and customary regulatory approvals, and other customary closing conditions, the completion of the acquisition is conditioned on GAB having core deposits (generally all deposits except municipal, wholesale and brokered deposits) of at least $144.0 million as of closing.  At May 31, 2008, GAB’s core deposits were approximately $180.8 million.

Summit and Greater Atlantic have each completed their due diligence.

Summit expects this transaction will be $0.02 to $0.03 dilutive to its Q4 2008 earnings per share, $0.04 to $0.06 dilutive to its 2009 earnings per share, and $0.06 to $0.08 accretive to its 2010 earnings per share.

The merger is expected to be completed in the fourth quarter of 2008, subject to regulatory and shareholder approvals.  Following the transaction, Summit intends to merge GAB into Summit Community Bank.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.5 billion, provides community banking and insurance services.  Summit Community Bank, its wholly-owned community bank, operates fifteen banking offices located in the Shenandoah Valley and Northern regions of Virginia and the Eastern Panhandle and South Central regions of West Virginia. Summit also operates Summit Insurance Services, LLC.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Greater Atlantic Financial Corp. (“Greater Atlantic”) and Summit Financial Group, Inc. (“Summit”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Summit’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of the respective management of Summit and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Summit.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Summit and Greater Atlantic may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of Greater Atlantic may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Summit and Greater Atlantic are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by adverse changes to credit quality; (9) competition from other financial services companies in Summit’s and Greater Atlantic’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations.  Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Summit’s and Greater Atlantic’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).  Summit cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Summit or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Summit does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

Shareholders of Greater Atlantic and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that Summit will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information about Summit, Greater Atlantic, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by Summit free of charge at the SEC’s Internet site (http://www.sec.gov).  In addition, documents filed with the SEC by Summit will be available free of charge from the Assistant Secretary of Summit Financial Group, Inc., 300 N. Main Street, Moorefield, West Virginia 26836; telephone (304) 530-1000.